[Graphic] Brown Shoe logo
Investor
Update

BROWN SHOE COMPANY, INC.

October 2010

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This investor update contains certain forward-looking statements and expectations regarding the Company’s future performance and the future performance of its brands. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. These include  (i) changing consumer demands, which may be influenced by consumers' disposable income, which in turn can be influenced by general economic conditions; (ii) the timing and uncertainty of activities and costs related to the Company’s information technology initiatives, including software implementation and business transformation; (iii) potential disruption to the Company’s business and operations as it implements its information technology initiatives; (iv) the Company’s ability to utilize its new information technology system to successfully execute its strategies; (v) intense competition within the footwear industry; (vi) rapidly changing fashion trends and purchasing patterns; (vii) customer concentration and increased consolidation in the retail industry; (viii) political and economic conditions or other threats to continued and uninterrupted flow of inventory from China and Brazil, where the Company relies heavily on third-party manufacturing facilities for a significant amount of its inventory; (ix) the Company's ability to attract and retain licensors and protect its intellectual property; (x) the Company's ability to secure/exit leases on favorable terms; (xi) the Company's ability to maintain relationships with current suppliers; (xii) compliance with applicable laws and standards with respect to lead content in paint and other product safety issues; (xiii) the Company’s ability to successfully execute its international growth strategy; (xiv) the Company’s ability to source product at a pace consistent with increased demand for footwear; and (xv) the impact of rising prices in a potentially inflationary global environment.  The Company's reports to the Securities and Exchange Commission contain detailed information relating to such factors, including, without limitation, the information under the caption “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended January 30, 2010, which information is incorporated by reference herein and updated by the Company’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation or plan to update these forward-looking statements, even though its situation may change.

-    October 15, 2010

NOTE:  During fiscal 2010, the Company did not issue formal earnings per share guidance for either full-year or quarterly results in its earnings releases and conference calls.  However, on August 25, 2010, it did supply a perspective on a number of operating metrics in its press release and conference call.  This presentation does not represent an interim change, update, or affirmation of the metrics provided on August 25, 2010.

[Graphic] Brown Shoe logo
Why Invest in Brown Shoe?

▪	Powerful brands that command leading market share
▪	Clear opportunities to grow sales and margins
▪	Strategic initiatives in place to maximize favorable footwear cycle
▪	Portfolio aligned with macro consumer trends of family, healthy living, and contemporary fashion
▪	Strong design, sourcing, and distribution expertise and fulfillment infrastructure
▪	Investments in talent, technology, and marketing to drive future growth
■	Solid balance sheet and 351 consecutive quarters paying a dividend

[Graphic] Brown Shoe logo
At A Glance

Our Company
▪	A leading footwear company with $2.4 billion in sales (TTM*)
▪	Adjusted EPS** of $1.00 (TTM)
▪	Market capitalization of more than $500 million

Our Brands
▪	Famous Footwear – leading family branded footwear retailer
▪	Naturalizer – one of the world’s largest women’s comfort brands
▪	Dr. Scholl’s – iconic global health and wellness brand
▪	A leader in Contemporary Fashion

*All TTM (trailing twelve months) data included in this document refers to the period ending July 31, 2010, unless otherwise noted
**See Appendix for reconciliation

Brown Shoe Business Mix

$2.4 billion in sales
(Trailing 12 Months July 31,2010)

[Graphic] - pie chart

Business Mix

Wholesale	28%
Retail	72%

[Graphic] - pie chart

Brand Mix

All Other
Famous Footwear
naturalizer
Dr. Scholl's Shoes
Contemporary Fashion

Leading Footwear Retailer and Wholesaler

Top Footwear Retailers*

[Graphic] - bar graph

$ in millions

12 Mo End Jul10
12 Mo End Jul 09
12 Mo End Jul08

$2,500
$2,000
$1,500
$1,000
$500
$0

Walmart
Payless
Macy's
Kohl's
DSW
Famous Footwear [logo]
Foot Locker
J.C. Penney
Nordstrom
Finish Line

*Trailing 12 months July according to NPD’s Consumer Panel

Top Women’s Fashion Wholesalers*

[Graphic] - bar graph

$ in millions

12 Mo End Jul10
12 Mo End Jul 09
12 Mo End Jul08

$800
$700
$600
$500
$400
$300
$200
$100
$0

Nine West
Skechers
Brown Shoe Company [logo]
Nike
Deckers
Steve Madden
Jimlar
Clarks
Adidas
H.H. Brown
Camuto Group

*Trailing 12 months July according to NPD’s Retail Point of Sale Tracking Service.  Channels include Department Stores, National Chains, National Shoe Chains, and Athletic Specialty

[Graphics] - logos

[Graphic] Famous Footwear logo
Famous Footwear

▪	Leading family branded footwear retailer

▪	Represents 61% of total Company sales

▪	Sales of $1.4 billion and operating margin of 6.0% (TTM). Peak operating margin of 7.0% in 2006 and sales per square foot of $185
▪	Strong broad-based sales momentum for the trailing twelve month period
▪	Same-store sales increased 10.0%
▪	Sales per square foot increased to $179 versus $162 in the prior period
▪	All categories, channels, and geographies grew in first half 2010
▪	Primary target customers are active, contemporary moms who seek national, powerful, recognized brands at a value for themselves and their families

▪	Approximately 110 million customer visits per year and one in ten families visit Famous Footwear during the Back-To-School season

▪	More than 1,100 stores in all 50 states

Famous Footwear

[Graphic] - bar graphs
Sales per Square Foot

$190
$185
$180
$175
$170
$165
$160
$155

2005	$180
2006	$185
2007	$180
2008	$168
2009	$167
2010 TTM	$179

Adjusted Operating Earnings ($mm)

$100    8%
$90      7%
$80      6%
$70      5%
$60      4%
$50      3%
$40      2%
$30
$20
$10
$0

	Operating Earnings	Operating Margin %
2005	$67.0	5.6%
2006	$89.8	7.0%
2007	$84.1	6.4%
2008	$34.3	2.6%
2009	$44.6	3.3%
2010 TTM	$86.4	6.0%

Note: TTM figures are as of July 31, 2010. The adjusted operating earnings calculation for 2008 adds back $3.8 million of special charges related to the Company’s expense and capital containment initiatives.

National Store Base
[graphic] - U.S. map

▪	Store concept works well across channels – mall, strip and outlet
▪	1,128 stores in all 50 states
▪	Lease negotiations have netted over $12 million in annual expense savings*

*Savings represent the difference between renegotiated lease costs compared to the prior commitments.

[Graphic] Famous Footwear logo

Famous Footwear – Growth Initiatives

▪	Growth targets:
▪	Annual same-store sales increase in low-single digits
▪	Operating margin goal of 10%

▪	Real Estate Portfolio:
▪	Increasing store productivity through real estate portfolio improvements
▪	Stricter opening and closing criteria leading to new stores performing at over $200 / sq. ft., while continuing to close underperforming stores
▪	Longer-term target of $225+ / sq. ft.
▪	Plan to increase store base over next three years by net +5, +25, and +25 stores, respectively
▪	Long-term opportunity for 1,500 stores

[Graphic] - bar graph

Store Base

	2006	2007	2008	2009	2010E
Opened/	92	110	89	55	30-35
Closed	46	35	25	64	50

Year-end Stores	999	1,074	1,138	1,129	1,109 - 1,114

[Graphic] Famous Footwear logo
Famous Footwear – Growth Initiatives
(Continued)

▪	Marketing:
▪	Increasing brand awareness by strengthening Make Today Famous across all customer touchpoints
▪	Driving differentiation through innovative marketing while at the same time significantly reducing BOGO cadence
▪	Increasing annual marketing investment to 3.7% of sales in 2010 from four year average of 3.1%. Plan to maintain rate over next few years.
▪
Established national media coverage for the first time while also growing targeted localized marketing efforts.  Generated 1.3 billion impressions through TV and radio advertisements during Back-To-School season

▪	Expanding viral, digital, social media, and multichannel initiatives

[Graphic] Famous Footwear logo
Famous Footwear – Growth Initiatives
(Continued)
▪	Customer Engagement:
▪	Evolving the customer retail experience
▪	Conversion was the primary driver of same-store performance in first half of 2010
▪	Energized associate base connecting with consumers throughout store experience and purchase process
▪	Increasing depth in assortment and sizing to provide more choices to customers

▪	Healthy Living:
▪	Strengthening position as the destination for healthy living and fitness footwear in the family channel
▪	Partnering with key vendors to obtain leadership position in the evolving fitness category
▪	Expanding Mind, Body, Sole in-store shops
▪	Focusing marketing communications on great brands and fitness product

    Page Intentionally Left Blank

[Graphic] naturalizer logo

Wholesale Brands

▪	Diverse portfolio of brands targeting a broad array of consumer segments and spanning distribution channels from mass merchants to premium department stores
▪	Represents 28% of total Company sales
▪	Sales of $674.3 million (TTM), a 2.6% increase versus the prior period, and adjusted operating margin* of 6.8%
▪	Positive current momentum, with sales expected to grow in the high-teen’s for full year 2010
▪	Focusing on the faster-growing, higher-margin branded business while deemphasizing lower-margin private label business

Sales and Margin Performance

[graphic] - bar graph

$1,000     10%
$950       9%
$850       8%
$800       7%
$750       6%
$700       5%
$650       4%
$600
$550
$500

	Sales ($ in mm)	Adj. Operating Margin % *
2006	$931	8.4%
2007	$784	9.1%
2008	$704	5.1%
2009	$632	6.6%
2010 TTM	$674	6.8%

* Adjusted operating margin for 2009 excludes $0.3 million of costs related to IT initiatives. Adjusted operating margin for 2008 excludes $129.1 million and $14.4 million of costs related to impairment of goodwill and intangible assets and expense and capital containment initiatives, respectively. Adjusted operating margin for 2007 and 2006 excludes $4.2 million and $3.6 million, respectively, related to earnings enhancement plan. Adjusted operating margin for 2006 excludes $3.8 million related to the Bass license withdrawal.

[Graphic] Dr. Scholl's Shoes logo

Wholesale Brands

▪	Naturalizer
▪	Global comfort brand with distribution in over 50 countries
▪	Approximately $500 million in net sales at retail worldwide
▪	Top 4 women’s fashion brand across domestic channels*
▪	Dr. Scholl’s
▪	Leading global health and wellness brand that spans gender, age, distribution channels, and categories. In over 8,000 retail doors in North America
▪	Contemporary Fashion Brands
▪	Via Spiga, Franco Sarto, Sam Edelman, Vera Wang, Etienne Aigner, Carlos Santana, Fergie
▪	Young, high-demand brands poised for expansion
▪	Total contemporary business has grown from approximately $20 million in net sales in 2004 to approximately $250 million through the first half of 2010 on a trailing 12 month basis

Sales by Channel

[Graphic] - pie chart

Specialty Stores	24%
Department Stores	23%
Mass	21%
Mid-Tier	32%

*Q2’10 according to NPD’s POS Tracking Service

[Graphic] Via Spiga logo
Wholesale - Growth Initiatives

▪	Goal of low-double digit operating margin driven by mid-single digit annual sales growth
▪	Enhancing product innovation and trend-right product styling across brands and bringing new products, concepts, and technologies to market
▪	Driving growth across core brands through key consumer platforms of healthy living and contemporary fashion
▪	Growth of Naturalizer through brand family strategy, with Naya in premium department stores and Natural Soul in national chains
▪	Dr. Scholl’s channel expansion with enhanced technology and athletic-inspired product
▪
Accelerating growth of contemporary fashion brands with door expansion opportunities in premium department stores, independents, and direct-to-consumer channels.  High-single digit annual sales growth expectations

▪	International expansion focused on Naturalizer and emerging contemporary fashion brands
▪	Driving gross margin and expense efficiencies through enhanced systems and processes

[Graphic] Brown Shoe logo

Global Sourcing

▪	Brown Shoe sourcing operations source the majority of the Company’s footwear for both Wholesale and the Specialty Retail segments and a portion of the footwear sold by Famous Footwear
▪	Sourcing, sales, and design operations in China, Italy, Brazil, Hong Kong, and Macau
▪	In 2009, sourced 98% of footwear from China, with approximately half of product sourced from the inland regions, such as Putian, and the remainder from Dongguan
▪	Trusted long-term relationships with retail, vendor and factory partners
▪	Mitigating expected cost pressures in the second half of 2010 and full year 2011 through
▪	Migration to lower-cost sourcing markets over last few years
▪	Leveraging scale and factory/retail partnerships
▪	Enhancing flow of product to meet seasonal windows and deliver on-time

[Graphic] Brown Shoe logo

Financial Results

▪	Execution of strategy has led to strong improvement over last four quarters
▪	Trailing twelve-month adjusted EPS* of $1.00, achieved in faster timeframe than originally anticipated
▪	Improving sales and gross margins across segments
▪	Adjusted EBITDA* increased 150% for trailing twelve month period
▪	Debt-to-Capital ratio* of 32.1% at end of second quarter, down from 33.7% in the year-ago period
▪	Expect 2010 consolidated sales growth in the low double-digits
▪	Long-term goal of high single-digit operating margin and ROIC of mid- to high-teen’s

*See Appendix for reconciliation

[Graphic] Brown Shoe logo
Appendix

Non-GAAP Financial Measures
In this document, the Company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company provides historic and estimated future net earnings (loss) and earnings (loss) per diluted share adjusted to exclude certain charges and recoveries, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the Company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results.

Consolidated Results Trailing Twelve Months

	12 Months Ended	12 Months Ended
($ in millions except EPS)	July 31, 2010	August 1, 2009	% Chg.

Net Sales	$2,375.1	$2,203.0	7.8%

Operating Earnings (Loss)
GAAP	$77.1	($204.2)	++
Adjusted**	$88.0	$2.1	++

EPS*
GAAP	$0.84	($3.72)	++
Adjusted**	$1.00	$0.00	++

Gross Profit Rate	41.2%	38.8%
Adjusted EBITDA**	$138.0	$55.3	149.6%

*Diluted earnings (loss) per common share attributable to Brown Shoe Company, Inc. shareholders (hereafter “Earnings (Loss) Per Diluted Share”)
**See Appendix page 24 and 26 for reconciliation

Segment Operating Results Trailing Twelve Months

	Famous Footwear		Wholesale Operations		Specialty Retail
	12 Mos. Ended	12 Mos. Ended	12 Mos. Ended	12 Mos. Ended	12 Mos. Ended	12 Mos. Ended
($ in millions)	July 31, 2010	August 1, 2009	July 31, 2010	August 1, 2009	July 31, 2010	August 1, 2009
Net Sales	$1,441.4	$1,306.7	$674.3	$657.0	$259.4	$239.4
Gross Profit	$645.9	$559.6	$220.8	$196.2	$110.7	$98.3
Gross Profit Rate	44.8%	42.8%	32.7%	29.9%	42.7%	41.1%
Operating Earnings (Loss)	$86.4	$10.3	$45.0	($114.5)	($9.4)	($33.3)
Operating Earnings (Loss) %	6.0%	0.8%	6.7%	-17.4%	-3.6%	-13.9%
Charges / Other Items:
IT Initiatives	-	-	$0.6	$0.1	-	-
Impairment of Goodwill and Intangible Assets	-	$3.5	-	$129.1	-	$16.6
Expense & Capital Containment Initiatives	-	$3.8	-	$14.4	-	$0.6
Total Charges / Other Items	-	$7.3	$0.6	$143.6	-	$17.2

Adjusted Operating Earnings (Loss)	$86.4	$17.6	$45.6	$29.1	($9.4)	($16.1)
Adjusted Operating Earnings (Loss) %	6.0%	1.3%	6.8%	4.4%	-3.6%	-6.7%

Outlook

The Company has provided perspective on certain operating and balance sheet metrics to enhance transparency and provide insight into management expectations.  The below metrics were provided on August 25, 2010 and this should not be considered an interim change, update, or affirmation of these metrics.  All following metrics are for the full year 2010 unless otherwise noted.

Consolidated Net Sales:	Expected to grow in the low double-digit range for the full year 2010 and increase in the low - teens range in the third quarter

Famous Footwear:	Same-store sales for the full year and the third quarter 2010 are expected to grow in the high single- to low-double digit range. Expected to open 30-35 new stores during the year, while closing 50 stores

Wholesale:	Net sales are expected to grow in the high-teens range for the full year 2010 with low- to mid-20's growth in the third quarter

Gross Profit Rate:	40.0 to 40.5% in the second half

Selling and Administrative Expenses:	For the full year 2010, 37.5 to 38.0% of net sales, which includes approximately $7.0 to $7.5 million in expense for IT initiatives. For third quarter, 35.8 to 36.3% of net sales, which includes approximately $2.0 to $2.5 million of expense for IT initiatives

Depreciation & Amortization*:	$50 to $52 million

Interest Expense, Net:	$20 to $21 million

Taxes:	Effective rate of 36.5% to 37.0%

Capital Expenditures**:	$60 to $63 million, primarily related to information technology initiatives, new stores and remodels, and general infrastructure

*Excludes amortization of debt issuance costs
**Includes purchases of property and equipment and capitalized software

Balance Sheet

($ in thousands)	July 31, 2010	August 1, 2009	January 30, 2010
ASSETS

Cash and cash equivalents	$30,724	$37,274	$125,833
Receivables	106,149	72,156	84,297
Inventories	578,085	526,808	456,682
Prepaid expenses and other current assets	33,206	41,877	41,437
Total current assets	748,164	678,115	708,249

Other assets	118,884	110,540	113,114
Intangible assets, net	73,876	80,613	77,226
Property and equipment, net	136,207	155,550	141,561
Total assets	$1,077,131	$1,024,818	$1,040,150

LIABILITIES AND EQUITY

Borrowings under revolving credit agreement	$35,500	$47,500	$94,500
Trade accounts payable	294,845	233,791	177,700
Other accrued expenses	139,675	133,652	141,863
Total current liabilities	470,020	414,943	414,063

Long-term debt	150,000	150,000	150,000
Deferred rent	38,011	42,049	38,869
Other liabilities	27,555	29,570	25,991

Total Brown Shoe Company, Inc. shareholders’ equity	391,071	379,583	402,171
Noncontrolling interests	474	8,673	9,056
Total equity	391,545	388,256	411,227
Total liabilities and equity	$1,077,131	$1,024,818	$1,040,150

Income Statement

	Thirteen Weeks Ended		Twenty-six Weeks Ended

($ in thousands, except per share data)	July 31, 2010	August 1, 2009	July 31, 2010	August 1, 2009

Net sales	$585,756	$511,621	$1,183,474	$1,050,361
Cost of goods sold	347,286	307,981	697,444	638,557

Gross profit	238,470	203,640	486,030	411,804

Selling and administrative expenses	224,448	206,620	448,963	419,337
Restructuring and other special charges, net	1,891	1,998	3,608	4,612

Operating earnings (loss)	12,131	(4,978)	33,459	(12,145)

Interest expense	(4,810)	(4,914)	(9,322)	(10,163)
Interest income	49	145	67	288

Earnings (loss) before income taxes	7,370	(9,747)	24,204	(22,020)

Income tax (provision) benefit	(2,582)	5,531	(8,881)	10,733

Net earnings (loss)	$4,788	$(4,216)	$15,323	$(11,287)
Less: Net (loss) earnings attributable to noncontrolling interests	(473)	29	16	561
Net earnings (loss) attributable to Brown Shoe Company, Inc.	$5,261	$(4,245)	$15,307	$(11,848)
Basic earnings (loss) per common share attributable to Brown Shoe Company, Inc. shareholders	$0.12	$(0.10)	$0.35	$(0.28)
Diluted earnings (loss) per common share attributable to Brown Shoe Company, Inc. shareholders	$0.12	$(0.10)	$0.35	$(0.28)

Basic number of shares	42,147	41,583	41,951	41,574
Diluted number of shares	42,463	41,583	42,267	41,574

Reconciliation of GAAP to Adjusted (Non-GAAP) Earnings

	Twelve Months Ended July 31, 2010			Twelve Months Ended August 1, 2009
($ in thousands, except per share data)	Operating Earnings (Loss)	Net Earnings (Loss) Attributable to Brown Shoe Company, Inc.	Diluted Earnings (Loss) Per Share	Operating Earnings (Loss)	Net (Loss) Earnings Attributable to Brown Shoe Company, Inc.	Diluted (Loss) Earnings Per Share

GAAP earnings (loss)	$77,127	$36,655	$0.84	($204,153)	($154,498)	($3.72)

Charges / Other Items:

Impairment of goodwill and intangible assets	–	–	–	149,150	119,203	2.87

Expense and capital containment initiatives	–	–	–	30,876	19,091	0.46

Headquarters consolidation	(1,864)	(1,139)	(0.03)	18,378	11,253	0.27

IT initiatives	8,159	5,256	0.12	7,889	5,070	0.12

Organizational changes	4,624	2,825	0.07	–	–	–

Total charges / other items	$10,919	$6,942	$0.16	$206,293	$154,617	$3.72

Adjusted earnings	$88,046	$43,597	$1.00	$2,140	$119	$0.00

Debt-to-Capital Ratio

($ in millions)	July 31, 2010	August 1, 2009

Total Debt Obligations*	$185.5	$197.5
Total Equity	$391.5	$388.3
Total Capital	$577.0	$585.8
Debt-to-Capital Ratio**	32.1%	33.7%

*	Includes long-term debt and borrowings under revolving credit agreement
**	Total Debt Obligations divided by Total Capital

Non-GAAP Financial Measures
In this document, the Company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company provides historic and estimated future net earnings (loss) and earnings (loss) per diluted share adjusted to exclude certain charges and recoveries, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the Company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results.

Reconciliation of Operating Earnings (Loss) to Adjusted EBITDA

($ in millions)	12 Months Ended	12 Months Ended
	July 31, 2010	August 1, 2009

Operating Earnings (Loss)	$77.1	($204.2)

Charges / Other Items*	10.9	206.3

Adjusted Earnings Before Interest and Taxes (EBIT)	$88.0	$2.1

Depreciation & Amortization**	50.0	53.2

Adjusted EBITDA	$138.0	$55.3

*	Includes impairment of goodwill and intangible assets and net restructuring and other special charges; see details on page 24
**	Excludes amortization of debt issuance costs

Non-GAAP Financial Measures
In this document, the Company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company provides historic and estimated future net earnings (loss) and earnings (loss) per diluted share adjusted to exclude certain charges and recoveries, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the Company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results.

Famous Footwear – Store Economics

Operating Performance

Average Sales	$1,246

		% of Sales
Operating Profit	$79	6.3%

Depreciation & Amortization	$18

EBITDA	$97	7.8%

Cash Investment

Fixed Assets	$201
Tenant Allowances	($113)

Inventory	$271

Accounts Payable	($92)

Net Cash	$267

Return on Investment

EBITDA	$97

Cash Investment	$267

Return on Investment	36.5%

Note:  All dollars in thousands.  Trailing12 month data through July 31, 2010, reflecting all stores open more than 1 year.

Non-GAAP Financial Measures
In this document, the Company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company provides historic and estimated future net earnings (loss) and earnings (loss) per diluted share adjusted to exclude certain charges and recoveries, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the Company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results.